Exhibit 10.4

WEBSENSE, INC.

STOCK OPTION GRANT NOTICE

NON-DISCRETIONARY GRANT PROGRAM

(2009 EQUITY INCENTIVE PLAN)

Websense, Inc. (the “Company”), pursuant to its Non-Discretionary Grant Program under the 2009 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Option Agreement and the Plan, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	Nonstatutory Stock Option

Vesting Schedule:	The Option shall vest in a [series of twelve (12) successive equal monthly installments] measured from the Vesting Commencement Date. In addition, the vesting of the Option may immediately accelerate as provided in the Option Agreement. Notwithstanding the foregoing, vesting shall terminate on upon the Optionholder’s termination of Continuous Service.

Exercise Schedule:	Early Exercise Permitted

Payment:	By one or a combination of the following items (described in the Option Agreement):

☐ By cash or check
☐ Pursuant to a Regulation T Program if the Shares are publicly traded
☐ By delivery of already-owned shares if the Shares are publicly traded
☐ By net exercise

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the Award and supersede all prior oral and written agreements on that subject.

WEBSENSE, INC.		OPTIONHOLDER:

By:
	Signature		Signature

Title:		Date:

Date:

ATTACHMENTS: Option Agreement and 2009 Equity Incentive Plan

1.

WEBSENSE, INC.

2009 EQUITY INCENTIVE PLAN

NON-DISCRETIONARY GRANT PROGRAM

OPTION AGREEMENT

(NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Websense, Inc. (the “Company”) has granted you an option pursuant to the Non-Discretionary Grant Program under its 2009 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1. VESTING. Subject to the limitations contained herein and the potential vesting acceleration set forth in Sections 8, 11, and 12 hereof, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3. EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). As permitted in your Grant Notice and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or any part of your option, including the nonvested portion of your option; provided, however, that:

(a) a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement; and

(c) you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

2.

4. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) Provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b) Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c) Subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, however, that shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter to the extent that (1) shares are used to pay the exercise price pursuant to the “net exercise,” (2) shares are delivered to you as a result of such exercise, and (3) shares are withheld to satisfy tax withholding obligations.

5. TERM. Your option shall have a term of seven (7) years measured from the Date of Grant and shall accordingly expire, in accordance with Section 5(h) of the Plan, at the close of business on the Expiration Date, unless sooner terminated in accordance with Section 8, 11, or 12 of this Option Agreement.

6. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

7. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

3.

8. TERMINATION OF CONTINUOUS SERVICE. Should your Continuous Service as a Board member cease while this option remains outstanding, then the option term specified in Section 5 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

(a) Should your termination of Continuous Service occur for any reason (other than death or Disability), you may exercise the option (to the extent you were entitled to exercise such option as of the date of termination of Continuous Service) for a period of thirty-six (36) months after the termination of your Continuous Service, provided that if during any part of such thirty-six (36) month period you may not exercise your option solely because of the condition set forth in the preceding paragraph relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of thirty-six (36) months after the termination of your Continuous Service;

(b) Should your termination of Continuous Service occur due to your death or Disability, the option shall become fully vested and exercisable upon the date of your termination of Continuous Service and you may exercise the option for a period of thirty-six (36) months after the termination of your Continuous Service.

9. EXERCISE.

(a) You may exercise your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

10. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option. In addition, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust, provided that you and the trustee enter into transfer and other agreements required by the Company.

11. CORPORATE TRANSACTION

(a) In the event of a Corporate Transaction in which your option is not assumed, continued, or substituted by the surviving or acquiring corporation (or its parent company) prior to the effective time of the Corporate Transaction and your Continuous Service with the Company has not terminated as of, or immediately prior to, the effective time of the Corporate Transaction, then the vesting and exercisability of your option shall be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine pursuant to Section 7(d)(ix) of the Plan.

4.

(b) In the event of a Corporate Transaction in which your option is assumed, continued, or substituted by the surviving or acquiring corporation (or its parent company) in connection with the Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to you in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption, continuation, or substitution of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

12. CHANGE IN CONTROL. If a Change in Control occurs and your Continuous Service with the Company has not terminated as of, or immediately prior to, the effective time of the Change in Control, then, as of the effective time of such Change in Control, the vesting and exercisability of your option shall be accelerated in full.

13. OPTION NOT A SERVICE CONTRACT. Your option is not a service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or an Affiliate, or of the Company or an Affiliate to continue your service. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

14. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b) The Company, in its sole discretion, and in compliance with any applicable legal conditions or restrictions, may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

5.

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

15. TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You shall not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option.

16. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

17. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

6.

NOTICE OF EXERCISE

WEBSENSE, INC.

10240 Sorrento Valley Road

San Diego, CA 92121

Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Stock option dated:

Number of shares as to which option is exercised:

Shares to be issued in name of:

Total exercise price:	$	$

Cash payment delivered herewith:	$	$

Regulation T Program (cashless exercise)	$	$

Value of shares of Websense, Inc. common stock delivered herewith[1]:	$	$

Value of shares of Websense, Inc. common stock pursuant to net exercise[2]:	$	$

[1]

Shares must meet the public trading requirements set forth in the option. Shares must be valued on the date of exercise in accordance with the terms of the Plan and the option being exercised, must have been owned for the minimum period required in the option agreement, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

[2]

Websense, Inc. must have established net exercise procedures at the time of exercise in order to utilize this payment method and must expressly consent to your use of net exercise at the time of exercise. An Incentive Stock Option may not be exercised by a net exercise arrangement.

7.

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Websense, Inc. 2009 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

Very truly yours,

8.